EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated as of October 7, 2010

MISTRAL EQUITY PARTNERS, LP
By:	Mistral Equity GP, LLC
By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer Title: CEO and Managing Director

MISTRAL EQUITY PARTNERS QP, LP
By:	Mistral Equity GP, LLC
By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer Title: CEO and Managing Director

MISTRAL EQUITY GP, LLC
By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer Title: CEO and Managing Director

ANDREW R. HEYER
By:	/s/ Andrew R. Heyer
ANDREW R. HEYER